UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 13, 2014 (November 7, 2014)

Commission file number 1-06155 SPRINGLEAF FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Form 10-Q for the quarter ended June 30, 2014 (the “Second Quarter 10-Q”) filed by Springleaf Finance Corporation (“SFC” or, collectively with its subsidiaries, the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 11, 2014, on August 6, 2014, SFC, an indirect wholly owned subsidiary of Springleaf Holdings, Inc. (“SHI”), and the Depositors (as defined below) entered into a commitment letter and a letter agreement (the “Commitment Letter”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to which Credit Suisse committed to purchase from the Company the following:

(i) The following securitization interests (the “Securitization Assets Sale”):

(a)
Certain mortgage-backed notes (the “Notes”) and trust certificates (together with the Notes, the “Securities”) issued by Springleaf Mortgage Loan Trust 2011-1, Springleaf Mortgage Loan Trust 2012-1, Springleaf Mortgage Loan Trust 2012-2, Springleaf Mortgage Loan Trust 2012-3, Springleaf Mortgage Loan Trust 2013-1, Springleaf Mortgage Loan Trust 2013-2 and Springleaf Mortgage Loan Trust 2013-3 (each, a “Trust” and the issuance of the Securities by each Trust, a “Springleaf Transaction”) from Eighth Street Funding LLC, Eleventh Street Funding LLC, Twelfth Street Funding LLC, Fourteenth Street Funding LLC, Fifteenth Street Funding LLC, Seventeenth Street Funding LLC and Nineteenth Street Funding LLC, each an affiliate of SFC (collectively, the “Depositors”), and SFC (the “Securities Sale”).

(b)
Rights to receive any funds remaining in the reserve account established for each Springleaf Transaction (each, a “Reserve Account” and, together with the Securities, the “Securitization Assets”) in accordance with the terms of the related transaction documents (the “Reserve Accounts Sale”).

(c)
The right to exercise an optional termination of each Springleaf Transaction (other than Springleaf Mortgage Loan Trust 2013-3) pursuant to the terms of the related indenture. With respect to the Springleaf Mortgage Loan Trust 2013-3, SFC agreed to cause Nineteenth Street Funding LLC, as Depositor, to sell and transfer to Credit Suisse all of its rights to exercise an optional termination of Springleaf Mortgage Loan Trust 2013-3.

(d)	Certain related rights, as described in the Second Quarter 10-Q.

(ii) Certain performing and non-performing mortgage loans (the “Whole Loans”) with an unpaid principal balance of approximately $1.7 billion as of June 30, 2014 from certain subsidiaries of SFC, subject to completion of due diligence and satisfaction of certain other conditions.

As previously disclosed in the Company’s Forms 8-K filed with the SEC on September 5, 2014 and October 6, 2014, on August 29, 2014, the Company completed the Securitization Assets Sale and the Company received $1.63 billion of total proceeds, and on September 30, 2014, the Company completed the sale of certain of the Whole Loans with an unpaid principal balance of approximately $1.0 billion as of June 30, 2014 (the “September Whole Loan Sales”).

On September 30, 2014, SFC and the Depositors entered into an amendment to the Commitment Letter with Credit Suisse which provides for one or more additional closing dates on or before November 15, 2014, and which will expire on November 15, 2014, unless the parties mutually agree to extend the date.

On November 7, 2014, the Company completed an additional sale of certain of the Whole Loans with an unpaid principal balance of approximately $333 million as of June 30, 2014 (the “November Whole Loan Sales”). The total proceeds of the November Whole Loan Sales were approximately $270 million (including advances of approximately $0.4 million), of which approximately $236 million was received on November 7, 2014. The remaining proceeds of approximately $34 million are subject to a holdback provision (the “Holdback”). Payment of part or all of the Holdback is dependent on whether certain documentation deficiencies are cured within the 60 day period (subject to extension under certain circumstances) immediately after the closing of the sale. The Company expects to receive substantially all of the remaining proceeds subject to the Holdback.

As previously disclosed in the Form 8-K filed on October 6, 2014, total proceeds of $795 million received from the September Whole Loan Sales were subject to a holdback provision of $120 million (the “October Holdback”). The Company received $20.0 million from the October Holdback on October 16, 2014 and an additional $21.8 million on November 7, 2014.

Credit Suisse and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions

The Company intends to continue to explore potential sales of all or a portion of the remaining Whole Loans that were not sold in the September Whole Loans Sales and the November Whole Loan Sales with multiple prospective buyers, which may or may not include Credit Suisse. The remaining Whole Loans may be sold pursuant to terms and conditions that differ from those contemplated under the Commitment Letter (as amended).

As previously disclosed in the Form 8-K filed with the SEC on September 5, 2014, on August 6, 2014, SFC and MorEquity, Inc., a wholly owned subsidiary of SFC (collectively, the “Sellers”) entered into a Mortgage Servicing Rights Purchase and Sale Agreement, dated and effective as of August 1, 2014, with Nationstar Mortgage LLC (“Nationstar”), pursuant to which the Sellers agreed to sell to Nationstar for an aggregate purchase price of approximately $39 million, plus reimbursable servicing advances to be agreed upon by the Sellers and Nationstar, all of their rights and responsibilities as servicer, primary servicer and/or master servicer of the mortgage loans underlying the Sellers’ 2011, 2012 and 2013 securitizations (each a “Pool” and collectively, the “Pools”) with an aggregate unpaid principal balance of approximately $5 billion, and Nationstar has agreed to assume on and after the sale date all of the Sellers’ rights and responsibilities as servicer, primary servicer and/or master servicer, as applicable, for each Pool arising and to be performed on and after the sale date, which includes, among other things, the right to receive the related servicing fee on a monthly basis. This transaction is referred to herein as the “MSR Sale.” Investment funds managed by affiliates of Fortress indirectly own a majority of the Company’s and Nationstar’s common stock. Wesley R. Edens and Roy A. Guthrie, members of the Company’s board of directors, also serve as members of Nationstar’s board of directors. The purchase price was determined based on arm’s length negotiations.

The Securitization Assets Sale, the September Whole Loan Sales, the November Whole Loan Sales and the MSR Sale are collectively referred to as the “Asset Sale.”

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma condensed consolidated financial information of the Company giving effect to the Asset Sale is being filed as Exhibit 99.1 of this Form 8-K and is incorporated herein by reference:

•	Pro Forma Condensed Consolidated Balance Sheet Information (Unaudited) as of June 30, 2014;

•	Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited) for the Six Months Ended June 30, 2014; and

•	Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited) for the Year Ended December 31, 2013.

(d) Exhibits.

Exhibit Number	Description
99.1	Pro Forma Condensed Consolidated Financial Information (Unaudited).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION
(Registrant)
Date:	November 13, 2014	By	/s/	Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Executive Vice President and Chief Financial Officer